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                                                                     EXHIBIT 4.1

                          FIRST AMENDMENT TO INDENTURE

                  First Amendment to Indenture (this "FIRST AMENDMENT"), dated as of July 29, 1999, among Dura Operating Corp., a Delaware corporation (the "COMPANY"), the Guarantors (as defined in the indenture referred to herein) and U.S. Bank Trust National Association, as trustee under the indenture referred to herein (the "TRUSTEE").

                               W I T N E S S E T H

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of April 22, 1999, providing for the issuance of an aggregate principal amount of up to $350 million of 9% Senior Subordinated Notes due 2009 (the "NOTES");

                  WHEREAS, the Company, the Guarantors and the Trustee now wish to amend Section 3.07(a) of the Indenture to change the redemption price from 101% to 109% and Section 5(b) of the Notes to change the redemption price from 101% to 109% and Section 5.01 of the Indenture to change the exclusion from the disposition of assets covenant from Restricted Subsidiaries to Guarantors; and

                  WHEREAS, the amendments described in the preceding Whereas clause are permitted by Section 9.01(d) of the Indenture without the consent of the Holders of the Notes.

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                  1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  2. Section 3.07(a) of the Indenture is hereby amended to read in its entirety as follows:

                  (a) At any time prior to May 1, 2002, the Company may redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture (calculated after giving effect to any issuance of Additional Notes) at a redemption price of 109% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; PROVIDED that:

                  (i) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by DASI, the Company and their respective Subsidiaries); and



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                  (ii) the redemption must occur within 90 days of the date of the closing of any such Equity Offering.

                  3. Section 5(b) of each of the Notes is hereby amended to read in its entirety as follows:

                  (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, before May 1, 2002, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) at a redemption price of 109% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of any Equity Offerings; PROVIDED that at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Dura Automotive Systems, Inc., the Company and their respective Subsidiaries); and PROVIDED FURTHER that such redemption shall occur within 90 days of the date of the closing of any such Equity Offering.

                  4. Section 5.01 of the Indenture is amended to read in its entirety as follows:

                  Section 5.01.     Merger, Consolidation, or Sale of Assets.

                  The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

                           (i) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, partnership, limited liability company or trust organized or existing under the laws of the United States, any state thereof or the District of Columbia;

                           (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

                           (iii) immediately after such transaction no Default or Event of Default exists; and



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                           (iv) the Company or the Person formed by or surviving
         any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made shall, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 hereof.

                  In addition, the Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this Section 5.01 shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any Guarantors.

                  5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS AMENDED INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  6. COUNTERPARTS. The parties may sign any number of copies of this Amendment to Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.



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                  IN WITNESS WHEREOF, the parties hereto have caused this First
Amendment to be duly executed and attested, all as of the date first above written.

Dated: July 29, 1999


                                           DURA OPERATING CORP.

                                           By: /s/ David R. Bovee
                                              ----------------------------
                                           Name:    David R. Bovee
                                           Title:   Vice President


                                           DURA AUTOMOTIVE SYSTEMS, INC.

                                           By: /s/ David R. Bovee
                                              ----------------------------
                                           Name:    David R. Bovee
                                           Title:   Vice President

                                           DURA AUTOMOTIVE SYSTEMS, INC.
                                                    COLUMN SHIFTER OPERATIONS
                                           UNIVERSAL TOOL & STAMPING
                                                    COMPANY INC.
                                           DURA AUTOMOTIVE SYSTEMS CABLE
                                                    OPERATIONS, INC.
                                           ADWEST ELECTRONICS, INC.
                                           ADWEST WESTERN AUTOMOTIVE, INC.
                                           X.E. CO.
                                           DURA OF TENNESSEE, L.P.
                                           DURA AUTOMOTIVE SYSTEMS OF
                                                    INDIANA, INC.
                                           ANDERSON INDUSTRIES, INC.
                                           ATWOOD INDUSTRIES, INC.
                                           HYDRO FLAME CORPORATION
                                           ATWOOD AUTOMOTIVE INC.
                                           MARK I MOLDED PLASTICS, INC.
                                           MARK I MOLDED PLASTICS OF
                                                    TENNESSEE, INC.

                                           By: /s/ David R. Bovee
                                              ----------------------------
                                           Name:    David R. Bovee
                                           Title:

                                           U.S. BANK TRUST NATIONAL
                                           ASSOCIATION


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                                           By:
                                              ----------------------------
                                           Name:
                                           Title:



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